FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR THIRD QUARTER 2014 RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON – October 29, 2014 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the quarter ended September 30, 2014.

Mel Payne, Chief Executive Officer, stated, “Our third quarter performance was a record on most key performance metrics for what has historically been a seasonally low performance quarter. We achieved revenue growth of 10.2% to $54.5 million, Adjusted Consolidated EBITDA growth of 14.0% to $13.2 million, Adjusted Diluted Earnings Per Share growth of 93.8% to $0.31, and Adjusted Free Cash Flow growth of 69.9% to $11.6 million. The record earnings performance was primarily related to substantial contributions from our Funeral Acquisition and Financial Trust segments combined with large reductions of almost $1.0 million in regional and corporate fixed overhead and over $1.0 million in interest expense, primarily related to our recent convertible refinancing.

We believe that the earning power of Carriage will continue to trend higher in the fourth quarter and throughout 2015, which combined with a new, full pipeline of high quality acquisition candidates, supports raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share through September 30, 2015 to a range of $1.49 - $1.53. Our third quarter and year to date comparative highlights are shown below:

Three Months Ended September 30, 2014

•	Total Revenue of $54.5 million, an increase of 10.2%;

•	Adjusted Consolidated EBITDA of $13.2 million, an increase of 14.0%;

•	Adjusted Consolidated EBITDA Margin up 80 basis points to 24.1%;

•	Adjusted Diluted Earnings Per Share of $0.31, an increase of 93.8%; and

•	Adjusted Free Cash Flow of $11.6 million, an increase of 69.9%.

Nine Months Ended September 30, 2014

•	Total Revenue of $166.7 million, an increase of 3.9%;

•	Adjusted Consolidated EBITDA of $44.6 million, an increase of 4.5%;

•	Adjusted Consolidated EBITDA Margin up 10 basis points to 26.7%;

•	Adjusted Diluted Earnings Per Share of $0.94, an increase of 28.8%; and

•	Adjusted Free Cash Flow of $27.1 million, an increase of 2.0%.

As we conclude the third year of our defined five year Good To Great Journey, we do so with a company that is materially better in almost all important areas than when we started the year. Consistent with the high performance concept of “First Who, Then What”, we have made dynamic changes this year in all Houston support departments, as well as a focus on leadership and right quality of staff upgrading throughout all field operations and our corporate organization. Most importantly, we have refocused our strategic growth vision for the next ten years and updated and improved our methodologies for defining and then acquiring the highest quality independent family funeral and cemetery businesses in the most attractive strategic markets in the country.

As we successfully execute our three models (Standards Operating, Strategic Acquisition and 4E Leadership) over the balance of our five year Good to Great Journey, we fully expect to accelerate the earning power of our Carriage Consolidation and Operating Platform to within a “roughly right range” of $1.90 - $2.00 per share of annualized Adjusted Diluted Earnings Per Share by the end of 2016. However, by then we will also have redefined our never ending Carriage Good to Great Journey over a new five year timeframe with new goals, always keeping our Mission of Being The Best and Five Guiding Principles together with shareholder value creation uppermost in mind,” concluded Mr. Payne.

TOTAL FIELD OPERATIONS

For the Three Months Ended September 30, 2013 compared to Three Months Ended September 30, 2014

•	Total Field Revenue increased 10.2% to $54.5 million;

•	Total Field EBITDA increased 9.2% to $20.6 million;

•	Total Field EBITDA Margin decreased 40 basis points to 37.8%;

•	Total Funeral Operating Revenue increased 12.7% to $39.5 million;

•	Same Store Funeral Revenue increased 2.6% with same store volume decreasing 0.3%;

•	Acquisition Funeral Revenue increased 49.8% with acquisition volume increasing 42.5%;

•	Total Funeral Field EBITDA Margin increased 60 basis points to 35.0%;

•	Total Cemetery Operating Revenue increased 1.3% to $10.2 million;

•	Cemetery preneed property sale contracts decreased 0.8% to 1,655;

•	Preneed property revenue recognized decreased 5.3% and At-need revenue increased 11.5%;

•	Total Cemetery Field EBITDA Margin decreased 500 basis points to 22.2%;

•	Total Financial Revenue increased 10.7% to $4.9 million;

•	Funeral Financial Revenue increased 9.0% to $2.3 million;

•	Cemetery Financial Revenue increased 12.2% to $2.6 million;

•	Total Financial EBITDA Margin remained flat at 92.9%.

For the Nine Months Ended September 30, 2013 compared to Nine Months Ended September 30, 2014

•	Total Field Revenue increased 3.9% to $166.7 million;

•	Total Field EBITDA increased 1.4% to $65.8 million;

•	Total Field EBITDA Margin decreased 100 basis points to 39.5%;

•	Total Funeral Operating Revenue increased 4.7% to $120.8 million;

•	Same Store Funeral Revenue decreased 2.1% with same store volume decreasing 2.7%;

•	Acquisition Funeral Revenue increased 29.5% with acquisition volume increasing 23.1%;

•	Total Funeral Field EBITDA Margin decreased 80 basis points to 36.2%;

•	Total Cemetery Operating Revenue increased 3.1% to $31.7 million;

•	Cemetery preneed property sale contracts increased 1.3% to 5,511;

•	Preneed property revenue recognized decreased 0.8% and At-need revenue increased 9.8%;

•	Total Cemetery Field EBITDA Margin decreased 160 basis points to 27.8%;

•	Total Financial Revenue decreased 0.4% to $14.2 million;

•	Funeral Financial Revenue increased 1.6% to $7.1 million;

•	Cemetery Financial Revenue decreased 2.4% to $7.1 million;

•	Total Financial EBITDA Margin increased 130 basis points to 93.3%.

ADJUSTED FREE CASH FLOW
Carriage produced Adjusted Free Cash Flow from operations in the three and nine months of 2014 of $11.6 million and $27.1 million, respectively, compared to $6.8 million and $26.6 million, respectively, for the corresponding periods in 2013. The sources and uses of cash for the three and nine months ended September 30, 2013 and 2014 consisted of the following (in millions):

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2013	2014	2013	2014

Cash flow provided by operations	$8.4	$14.3	$31.2	$27.6
Adjustment for tax benefit from Good to Great stock awards	—	—	—	4.8
Cash used for maintenance capital expenditures	(1.6)	(2.7)	(4.6)	(5.3)
Adjusted Free Cash Flow	$6.8	$11.6	$26.6	$27.1
Cash at beginning of period	1.5	0.7	1.7	1.4
Acquisitions and land for new construction	—	(2.0)	(6.0)	(56.9)
Net proceeds from sale of businesses and other assets	5.6	1.7	8.3	1.9
Net (payments) borrowings on our revolving credit facility, term loan and long-term debt obligations	(11.2)	(2.5)	(26.6)	10.4
Proceeds from issuance of convertible subordinated notes	—	—	—	143.7
Payment of debt issuance costs related to the convertible subordinated notes	—	—	—	(4.7)
Redemption of convertible junior subordinated debentures	—	—	—	(89.7)
Payments for performance-based stock awards	—	—	—	(16.2)
Cash used for growth capital expenditures	(1.3)	(5.7)	(2.8)	(12.9)
Dividends on common stock	(0.5)	(0.5)	(1.4)	(1.4)
Excess tax benefit of equity compensation, net of benefit from Good to Great stock awards	—	(0.5)	1.0	(0.2)
Payment of loan origination costs related to the credit facility	—	—	(0.6)	(0.8)
Other investing and financing activities	—	0.2	0.7	1.3
Cash at end of period	$0.9	$3.0	$0.9	$3.0

ROLLING FOUR QUARTER OUTLOOK RAISED

The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of our existing portfolio of businesses for the rolling four quarter period ending September 30, 2015, the performance of the trusts, and our view of the activity within the industry acquisition landscape. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.

ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2015

Range (in millions, except per share amounts)
Revenues	$248 - $252
Adjusted Consolidated EBITDA	$68 - $70
Adjusted Net Income	$27 - $29
Adjusted Diluted Earnings Per Share	$1.49 - $1.53

Factors affecting our analysis include, among others, number, size and timing of closing of acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model, Withdrawable Trust Income and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending September 30, 2015 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Increases in Acquired Cemetery Revenue and Acquired Cemetery Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Same Store Cemetery Revenue and Same Store Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•	Reduced interest expense in conjunction with the fourth and fifth amendments to our bank credit facilities and the redemption of our $90 million, 7% convertible junior subordinated debentures.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, October 30, 2014 at 9:30 a.m. CDT. To participate in the call, please dial 866-516-3867 (ID-93863744) and ask for the Carriage Services conference call. A replay of the conference call will be available through November 3, 2014 and may be accessed by dialing 855-859-2056 (ID-93863744). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

For the nine months ended September 30, 2014, Carriage’s discretionary trust funds gained 7.9%. Over the same period in the discretionary portfolio, the fixed income return was 6.0%, beating the High Yield index of 3.5% while the equity return was 11.3%, beating the S&P 500 at 8.3%. The current yield on Carriage's discretionary fixed income portfolio, which comprises 71% of discretionary trust assets, is 8.7% and the estimated annual income for the discretionary portfolio is approximately $10.7 million.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)
9 months ended 9/30/14	7.9%	7.1%	8.3%	3.5%	4.9%
1 year ended 12/31/13	14.2%	13.7%	32.4%	7.5%	14.9%
2 years ended 12/31/13	37.5%	33.2%	53.0%	24.4%	33.0%
3 years ended 12/31/13	33.5%	30.7%	56.2%	30.6%	38.3%
4 years ended 12/31/13	61.1%	54.4%	79.4%	50.4%	59.1%
5 years ended 12/31/13	150.6%	127.1%	125.8%	137.9%	134.3%
(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of September 30, 2014 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$5,431	3%	$20,494	9%
Equities	47,466	25%	65,020	27%
Fixed Income	135,004	71%	150,412	63%
Other/Insurance	3,449	1%	3,690	1%
Total Portfolios	$191,350	100%	$239,616	100%

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2014	% Change	2013	2014	% Change

Same Store Contracts
Atneed Contracts	4,309	4,332	0.5%	13,749	13,555	-1.4%
Preneed Contracts	1,135	1,095	-3.5%	3,720	3,448	-7.3%
Total Same Store Funeral Contracts	5,444	5,427	-0.3%	17,469	17,003	-2.7%
Acquisition Contracts
Atneed Contracts	1,242	1,810	45.7%	4,176	5,181	24.1%
Preneed Contracts	278	356	28.1%	828	981	18.5%
Total Acquisition Funeral Contracts	1,520	2,166	42.5%	5,004	6,162	23.1%
Total Funeral Contracts	6,964	7,593	9.0%	22,473	23,165	3.1%

Funeral Operating Revenue
Same Store Revenue	$27,525	$28,234	2.6%	$90,628	$88,703	-2.1%
Acquisition Revenue	7,513	11,254	49.8%	24,780	32,089	29.5%
Total Funeral Operating Revenue	$35,038	$39,488	12.7%	$115,408	$120,792	4.7%

Cemetery Operating Revenue
Same Store Revenue	$9,968	$9,539	-4.3%	$30,486	$30,633	0.5%
Acquisition Revenue	89	645	624.7%	232	1,034	345.7%
Total Cemetery Operating Revenue	$10,057	$10,184	1.3%	$30,718	$31,667	3.1%

Financial Revenue
Preneed Funeral Commission Income	$446	$509	14.1%	$1,435	$1,636	14.0%
Preneed Funeral Trust Earnings	1,648	1,773	7.6%	5,584	5,498	-1.5%
Cemetery Trust Earnings	1,940	2,212	14.0%	6,220	6,072	-2.4%
Preneed Cemetery Finance Charges	372	383	3.0%	1,070	1,040	-2.8%
Total Financial Revenue	$4,406	$4,877	10.7%	$14,309	$14,246	-0.4%
Total Revenue	$49,501	$54,549	10.2%	$160,435	$166,705	3.9%

Field EBITDA
Same Store Funeral Field EBITDA	$9,970	$10,235	2.7%	$34,969	$32,706	-6.5%
Same Store Funeral Field EBITDA Margin	36.2%	36.3%	10 bp	38.6%	36.9%	-170 bp
Acquisition Funeral Field EBITDA	2,098	3,603	71.7%	7,743	11,007	42.2%
Acquisition Funeral Field EBITDA Margin	27.9%	32.0%	410 bp	31.2%	34.3%	310 bp
Total Funeral Field EBITDA	$12,068	$13,838	14.7%	$42,712	$43,713	2.3%
Total Funeral Field EBITDA Margin	34.4%	35.0%	60 bp	37.0%	36.2%	-80 bp

Same Store Cemetery Field EBITDA	$2,724	$2,148	-21.1%	$9,073	$8,555	-5.7%
Same Store Cemetery Field EBITDA Margin	27.3%	22.5%	-480 bp	29.8%	27.9%	-190 bp
Acquisition Cemetery Field EBITDA	13	114	776.9%	(33)	239	824.2%
Acquisition Cemetery Field EBITDA Margin	14.6%	17.7%	310 bp	-14.2%	23.1%	3,730 bp
Total Cemetery Field EBITDA	$2,737	$2,262	-17.4%	$9,040	$8,794	-2.7%
Total Cemetery Field EBITDA Margin	27.2%	22.2%	-500 bp	29.4%	27.8%	-160 bp

Funeral Financial EBITDA	$1,820	$2,002	10.0%	$6,008	$6,307	5.0%
Cemetery Financial EBITDA	2,275	2,529	11.2%	7,159	6,983	-2.5%
Total Financial EBITDA	$4,095	$4,531	10.6%	$13,167	$13,290	0.9%
Total Financial EBITDA Margin	92.9%	92.9%	0 bp	92.0%	93.3%	130 bp

Total Field EBITDA	$18,900	$20,631	9.2%	$64,919	$65,797	1.4%
Total Field EBITDA Margin	38.2%	37.8%	-40 bp	40.5%	39.5%	-100 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2014	% Change	2013	2014	% Change

Overhead
Total Variable Overhead	$2,499	$3,065	22.6%	$6,901	$8,339	20.8%
Total Regional Fixed Overhead	960	811	-15.5%	2,808	2,378	-15.3%
Total Corporate Fixed Overhead	5,454	4,666	-14.4%	16,010	15,325	-4.3%
Total Overhead	$8,913	$8,542	-4.2%	$25,719	$26,042	1.3%
Overhead as a percent of sales	18.0%	15.7%	-230 bp	16.0%	15.6%	-40 bp

Consolidated EBITDA	$9,987	$12,089	21.0%	$39,200	$39,755	1.4%
Consolidated EBITDA Margin	20.2%	22.2%	200 bp	24.4%	23.8%	-60 bp

Other Expenses and Interest
Property Depreciation & Amortization	$2,931	$2,995	2.2%	$8,812	$8,781	-0.4%
Non Cash Stock Compensation	675	920	36.3%	2,299	2,912	26.7%
Interest Expense	3,250	2,180	-32.9%	10,371	7,715	-25.6%
Accretion on Convertible Subordinated Notes	—	782		—	1,647
Loss on Early Extinguishment of Debt	—	—		—	1,042
Loss on Redemption of Convertible Junior Subordinated Notes	—	—		—	3,779
Other, Net	(34)	(3)	-91.2%	(896)	(376)	-58.0%
Pretax Income	$3,165	$5,215	64.8%	$18,614	$14,255	-23.4%
Net Tax Provision	1,257	650		7,726	4,175
GAAP Net Income	$1,908	$4,565	139.3%	$10,888	$10,080	-7.4%

Special Items, Net of tax
Withdrawable Trust Income	$210	$468		$679	$983
Acquisition and Divestiture Expenses	143	56		250	715
Severance Costs	409	119		860	596
Consulting Fees	110	71		278	236
Other Incentive Compensation	—	—		—	660
Accretion on Convertible Subordinated Notes	—	516		—	1,087
Costs Related to Credit Facility	—	—		248	688
Loss on Redemption of Convertible Junior Subordinated Notes	—	—		—	2,493
Gain on Asset Purchase	—	—		—	(746)
Securities Transaction Expenses	160	—		160	—
Other Special Items	—	—		(484)	503
Tax Adjustment from Prior Period	—	—		598	—
Sum of Special Items, Net of tax	$1,032	$1,230	19.2%	$2,589	$7,215	178.7%

Adjusted Net Income	$2,940	$5,795	97.1%	$13,477	$17,295	28.3%
Adjusted Net Profit Margin	5.9%	10.6%	470 bp	8.4%	10.4%	200 bp

Adjusted Basic Earnings Per Share	$0.16	$0.32	100.0%	$0.74	$0.95	28.4%
Adjusted Diluted Earnings Per Share	$0.16	$0.31	93.8%	$0.73	$0.94	28.8%

GAAP Basic Earnings Per Share	$0.10	$0.25	150.0%	$0.60	$0.55	-8.3%
GAAP Diluted Earnings Per Share	$0.10	$0.24	140.0%	$0.59	$0.54	-8.5%

Effective Tax Rate	39.7%	12.5%		41.5%	29.3%
Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$9,987	$12,089	21.0%	$39,200	$39,755	1.4%
Withdrawable Trust Income	318	709		1,028	1,488
Acquisition and Divestiture Expenses	217	85		380	1,084
Severance Costs	620	180		1,304	903
Consulting Fees	166	107		421	357
Securities Transaction Expenses	242	—		242	—
Other Incentive Compensation	—	—		—	1,000
Other Special Items	—	—		83	—
Adjusted Consolidated EBITDA	$11,550	$13,170	14.0%	$42,658	$44,587	4.5%
Adjusted Consolidated EBITDA Margin	23.3%	24.1%	80 bp	26.6%	26.7%	10 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2013	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,377	$2,966
Accounts receivable, net	17,950	17,762
Assets held for sale	3,544	—
Inventories	5,300	5,460
Prepaid expenses	4,421	3,939
Other current assets	3,525	4,187
Total current assets	36,117	34,314
Preneed cemetery trust investments	68,341	73,072
Preneed funeral trust investments	97,144	98,525
Preneed receivables, net	24,521	26,053
Receivables from preneed trusts	11,166	12,252
Property, plant and equipment, net	160,690	183,782
Cemetery property	72,911	75,437
Goodwill	221,087	257,504
Deferred charges and other non-current assets	12,280	14,523
Cemetery perpetual care trust investments	42,342	50,234
Total assets	$746,599	$825,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$13,424	$9,883
Accounts payable	7,046	7,831
Other liabilities	9,939	2,163
Accrued liabilities	12,854	15,037
Liabilities associated with assets held for sale	4,357	—
Total current liabilities	47,620	34,914
Long-term debt, net of current portion	105,642	114,311
Revolving credit facility	36,900	42,300
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	—
Convertible subordinated notes due 2021	—	113,737
Obligations under capital leases, net of current portion	3,786	3,151
Deferred preneed cemetery revenue	55,479	57,340
Deferred preneed funeral revenue	30,588	30,833
Deferred tax liability	11,915	31,369
Other long-term liabilities	1,548	1,490
Deferred preneed cemetery receipts held in trust	68,341	73,072
Deferred preneed funeral receipts held in trust	97,144	98,525
Care trusts’ corpus	41,893	50,203
Total liabilities	590,626	651,245

Commitments and contingencies:

Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,183,000 and 22,423,000 shares issued at December 31, 2013 and September 30, 2014, respectively	222	224
Additional paid-in capital	204,324	212,339
Accumulated deficit	(33,306)	(22,845)
Treasury stock, at cost; 3,922,000 shares at December 31, 2013 and September 30, 2014	(15,267)	(15,267)
Total stockholders’ equity	155,973	174,451
Total liabilities and stockholders’ equity	$746,599	$825,696

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2014	2013	2014

Revenues	$49,501	$54,549	$160,435	$166,705
Field costs and expenses	35,401	39,472	110,550	115,624
Gross profit	$14,100	$15,077	$49,885	$51,081
General and administrative expenses	7,719	6,903	21,796	23,781
Operating income	$6,381	$8,174	$28,089	$27,300
Interest expense, net	(3,216)	(2,177)	(9,475)	(7,707)
Accretion of discount on convertible subordinated notes	—	(782)	—	(1,647)
Loss on early extinguishment of debt and other costs	—	—	—	(1,042)
Loss on redemption of convertible junior subordinated debentures	—	—	—	(3,779)
Other income	—	—	—	1,130
Income from continuing operations before income taxes	$3,165	$5,215	$18,614	$14,255
Net provision for income taxes	(1,257)	(650)	(7,726)	(4,175)
Net income from continuing operations	$1,908	$4,565	$10,888	$10,080
Net income from discontinued operations, net of tax	3,986	431	4,408	381
Net income	$5,894	$4,996	$15,296	$10,461
Preferred stock dividend	—	—	(4)	—
Net income available to common stockholders	$5,894	$4,996	$15,292	$10,461

Basic earnings per common share:
Continuing operations	$0.10	$0.25	$0.60	$0.55
Discontinued operations	0.22	0.02	0.24	0.02
Basic earnings per common share	$0.32	$0.27	$0.84	$0.57
Diluted earnings per common share:
Continuing operations	$0.10	$0.24	$0.59	$0.54
Discontinued operations	0.22	0.02	0.19	0.02
Diluted earnings per common share	$0.32	$0.26	$0.78	$0.56

Dividends declared per common share	$0.025	$0.025	$0.075	$0.075

Weighted average number of common and common equivalent shares outstanding:
Basic	17,892	18,150	17,794	18,086
Diluted	18,057	18,276	22,361	18,223

The GAAP Diluted EPS and Adjusted Diluted EPS for the nine months ended September 30, 2013 includes 4.4 million shares that would be issued upon conversion of our convertible subordinated debentures (TIDES) as a result of the if-converted method prescribed by accounting standards.

On August 1, 2014, we received notification that the Internal Revenue Service completed its examination of our tax year ended December 31, 2011 citing no change. As a result, we have re-measured our tax liability for unrecognized tax benefits related to personal goodwill which resulted in a tax benefit recognized of $1.7 million and an increase to Deferred tax liability of $5.6 million.  The tax benefit reduced the effective tax rate for the three and nine month periods ended September 30, 2014. Additionally, we recognized a credit to interest expense of $0.6 million related to the settled portion of the uncertain tax position.

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended September 30,
	2013	2014
Cash flows from operating activities:
Net income	$15,296	$10,461
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of businesses and purchase of other assets	(6,546)	(2,724)
Impairment of goodwill	100	1,180
Loss on early extinguishment of debt and other costs	—	1,042
Depreciation and amortization	8,910	8,801
Amortization of deferred financing costs	150	681
Accretion of discount on convertible subordinated notes	—	1,647
Provision for losses on accounts receivable	1,274	2,113
Stock-based compensation expense	2,952	3,702
Deferred income tax expense (benefit)	9,389	(140)
Loss on redemption of convertible junior subordinated debentures	—	2,932
Other	81	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,765)	(1,700)
Inventories and other current assets	934	725
Deferred charges and other	(19)	(196)
Preneed funeral and cemetery trust investments	3,566	(3,228)
Accounts payable	(1,543)	785
Accrued and other liabilities	(452)	(1,362)
Deferred preneed funeral and cemetery revenue	2,490	335
Deferred preneed funeral and cemetery receipts held in trust	(3,601)	2,595
Net cash provided by operating activities	31,216	27,649

Cash flows from investing activities:
Acquisitions and land for new construction	(6,051)	(56,850)
Net proceeds from the sale of businesses and other assets	8,321	1,927
Capital expenditures	(7,425)	(18,158)
Net cash used in investing activities	(5,155)	(73,081)

Cash flows from financing activities:
Net (payments) borrowings on the revolving credit facility	(18,700)	5,400
Net (payments) borrowings on the term loan	(7,500)	5,656
Proceeds from the issuance of convertible subordinated notes	—	143,750
Payment of debt issuance costs related to the convertible subordinated notes	—	(4,650)
Payments on other long-term debt and obligations under capital leases	(445)	(662)
Redemption of convertible junior subordinated debentures	—	(89,748)
Payments for performance-based stock awards	—	(16,150)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	685	1,035
Dividends on common stock	(1,362)	(1,379)
Dividend on redeemable preferred stock	(4)	—
Payment of loan origination costs related to the credit facility	(574)	(825)
Excess tax benefit of equity compensation	1,023	4,594
Net cash provided by (used in) financing activities	(26,877)	47,021

Net increase (decrease) in cash and cash equivalents	(816)	1,589
Cash and cash equivalents at beginning of period	1,698	1,377
Cash and cash equivalents at end of period	$882	$2,966

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2014	2013	2014
Numerator for basic earnings per share:
Numerator from continuing operations
Income from continuing operations	$1,908	$4,565	$10,888	$10,080
Less: Earnings allocated to unvested restricted stock	(35)	(84)	(236)	(198)
Income attributable to continuing operations	$1,873	$4,481	10,652	9,882

Numerator from discontinued operations
Income from discontinued operations	$3,986	$431	$4,408	$381
Less: Earnings allocated to unvested restricted stock	(74)	(8)	(96)	(8)
Income attributable to discontinued operations	$3,912	$423	$4,312	$373

Numerator for diluted earnings per share:
Adjustment for diluted earnings per share:
Interest on convertible junior subordinated debentures, net of tax	$—	$—	$2,462	$—
	$—	$—	$2,462	$—

Income attributable to continuing operations	$1,873	$4,481	$13,114	$9,882
Income attributable to discontinued operations	$3,912	$423	$4,312	$373

Denominator
Denominator for basic earnings per common share - weighted average shares outstanding	17,892	18,150	17,794	18,086
Effect of dilutive securities:
Stock options	165	126	175	137
Convertible junior subordinated debentures	—	—	4,392	—
Denominator for diluted earnings per common share - weighted average shares outstanding	18,057	18,276	22,361	18,223

Basic earnings per common share:
Continuing operations	$0.10	$0.25	$0.60	$0.55
Discontinued operations	0.22	0.02	0.24	0.02
Basic earnings per common share	$0.32	$0.27	$0.84	$0.57

Diluted earnings per common share:
Continuing operations	$0.10	$0.24	$0.59	$0.54
Discontinued operations	0.22	0.02	0.19	0.02
Diluted earnings per common share	$0.32	$0.26	$0.78	$0.56

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, litigation settlements, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three and nine months ended September 30, 2013 and 2014.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and nine months ended September 30, 2013 and 2014 (thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
Net Income from continuing operations	$1,908	$4,565	$10,888	$10,080
Special items, net of tax
Withdrawable Trust Income	210	468	679	983
Acquisition and Divestiture Expenses	143	56	250	715
Severance Costs	409	119	860	596
Consulting Fees	110	71	278	236
Other Incentive Compensation	—	—	—	660
Securities Transaction Expenses	160	—	160	—
Accretion of Discount on Convertible Subordinated Notes	—	516	—	1,087
Costs Related to the Credit Facility	—	—	248	688
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	—	2,493
Gain on Asset Purchase	—	—	—	(746)
Other Special Items	—	—	(484)	503
Tax Adjustment from Prior Period	—	—	598	—
Total Special items affecting net income	$1,032	$1,230	$2,589	$7,215
Adjusted Net Income	$2,940	$5,795	$13,477	$17,295

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2013 and 2014 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
Net income from continuing operations	$1,908	$4,565	$10,888	$10,080
Net provision for income taxes	1,257	650	7,726	4,175
Pre-tax earnings from continuing operations	$3,165	$5,215	$18,614	$14,255
Interest expense	3,250	2,180	10,371	7,715
Accretion of discount on convertible subordinated notes	—	782	—	1,647
Loss on early extinguishment of debt and other costs	—	—	—	1,042
Loss on redemption of convertible junior subordinated debentures	—	—	—	3,779
Non-cash stock compensation	675	920	2,299	2,912
Depreciation & amortization	2,931	2,995	8,812	8,781
Other, net	(34)	(3)	(896)	(376)
Consolidated EBITDA	$9,987	$12,089	$39,200	$39,755
Adjusted For:
Withdrawable Trust Income	$318	$709	$1,028	$1,488
Acquisition and Divestiture Expenses	217	85	380	1,084
Severance Costs	620	180	1,304	903
Consulting Fees	166	107	421	357
Other Incentive Compensation	—	—	—	1,000
Securities Transaction Expenses	242	—	242	—
Other Special Items	—	—	83	—
Adjusted Consolidated EBITDA	$11,550	$13,170	$42,658	$44,587
Revenue	$49,501	$54,549	$160,435	$166,705

Adjusted Consolidated EBITDA Margin	23.3%	24.1%	26.6%	26.7%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and nine months ended September 30, 2013 and 2014 (in thousands):

Funeral Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
Gross Profit (GAAP)	$10,213	$11,830	$37,817	$39,565
Depreciation & amortization	1,455	1,762	4,669	5,059
Regional & unallocated costs	2,220	2,248	6,234	5,396
Net financial income	(1,820)	(2,002)	(6,008)	(6,307)
Funeral Field EBITDA	$12,068	$13,838	$42,712	$43,713
Funeral Field Operating Revenue	$35,038	$39,488	$115,408	$120,792
Funeral Field EBITDA Margin	34.4%	35.0%	37.0%	36.2%

Cemetery Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
Gross Profit (GAAP)	$3,887	$3,247	$12,068	$11,516
Depreciation & amortization	625	892	2,573	2,685
Regional & unallocated costs	500	652	1,558	1,576
Net financial income	(2,275)	(2,529)	(7,159)	(6,983)
Cemetery Field EBITDA	$2,737	$2,262	$9,040	$8,794
Cemetery Field Operating Revenue	$10,057	$10,184	$30,718	$31,667
Cemetery Field EBITDA Margin	27.2%	22.2%	29.4%	27.8%

Total Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
Funeral Field EBITDA	$12,068	$13,838	$42,712	$43,713
Cemetery Field EBITDA	2,737	2,262	9,040	8,794
Funeral Financial EBITDA	1,820	2,002	6,008	6,307
Cemetery Financial EBITDA	2,275	2,529	7,159	6,983
Total Field EBITDA	$18,900	$20,631	$64,919	$65,797

Reconciliation of cash provided by operating activities to Adjusted Free Cash Flow from operations for the three and nine months ended September 30, 2013 and 2014 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
Cash flow provided by operations	$8,401	$14,330	$31,216	$27,649
Adjustment for tax benefit from Good to Great stock awards	—	—	—	4,802
Cash used for maintenance capital expenditures	(1,575)	(2,734)	(4,600)	(5,307)
Adjusted Free Cash Flow	$6,826	$11,596	$26,616	$27,144

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and nine months ended September 30, 2013 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
GAAP basic earnings per share from continuing operations	$0.10	$0.25	$0.60	$0.55
Special items affecting net income	0.06	0.07	0.14	0.40
Adjusted basic earnings per share	$0.16	$0.32	$0.74	$0.95

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and nine months ended September 30, 2013 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2013	2014	2013	2014
GAAP diluted earnings per share from continuing operations	$0.10	$0.24	$0.59	$0.54
Special items affecting net income	0.06	0.07	0.12	0.40
Dilution effect of convertible junior subordinated debentures	—	—	0.02	—
Adjusted diluted earnings per share	$0.16	$0.31	$0.73	$0.94

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.